Exhibit 10.1

UNITED STATES DISTRICT COURT

DISTRICT OF NEW JERSEY

In re:	)
OCEAN POWER TECHNOLOGIES,	)	Case No. 14-3799 (FLW) (LHG)
INC. SECURITIES LITIGATION	)
	)	CLASS ACTION
This Document Applies to All Cases	)
)

STIPULATION AND AGREEMENT OF CLASS SETTLEMENT

This Stipulation and Agreement of Class Settlement (the “Stipulation”), dated as of May 5, 2016, is entered into among Lead Plaintiff FiveMore Special Situations Fund Ltd. (“Lead Plaintiff”), individually and on behalf of the Class, and Defendants Ocean Power Technologies, Inc. (“OPT” or the “Company”), Charles F. Dunleavy (“Dunleavy”), and Roth Capital Partners, LLC (“Roth Capital”) (collectively, the “Defendants”) by and through their respective counsel of record relating to the above-captioned litigation. This Stipulation is intended to fully, finally and forever resolve, discharge and settle all claims asserted in this Action against Defendants subject to the approval of the United States District Court for the District of New Jersey (the “Court”).

I.     WHEREAS

a.     The Action was commenced on June 13, 2014. This federal securities fraud class action lawsuit has been brought on behalf of investors of OPT (i) from January 14, 2014 through July 29, 2014, inclusive (the “Class Period”) for alleged violations of § 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) against Defendants OPT and Dunleavy and § 20(a) of the Exchange Act against Defendant Dunleavy, and /or (ii) investors who purchased or otherwise acquired OPT securities pursuant to and/or traceable to OPT’s public stock offering on April 4, 2014 for alleged violations of § 12 of the Securities Act of 1933, as amended (the “Securities Act”) against Defendants OPT, Dunleavy, and Roth Capital and § 15 of the Securities Act against Defendant Dunleavy.

b.     On March 17, 2015, the Court appointed FiveMore Special Situations Fund Ltd. as Lead Plaintiff and Levi & Korsinsky LLP as Lead Counsel. An amended complaint was filed on May 18, 2015. Defendant OPT filed a motion to dismiss on July 17, 2015, which was not fully briefed.

c.     On August 28, 2015, Lead Plaintiff and Defendants met with Bruce Friedman for a lengthy confidential mediation process in the Action. The initial mediation process was not successful.

d.     On September 3, 2015, Lead Plaintiff filed a Second Amended Class Action Complaint, and then the operative Third Amended Class Action Complaint (the “Complaint”) on October 9, 2015. Defendants filed motions to dismiss on November 5 and 6, 2015, which were fully briefed.

e.     Following the initial mediation process, the Parties’ counsel, mediator, and/or principals engaged in numerous follow up discussions, which resulted in this Settlement.

NOW, THEREFORE, without any admission or concession whatsoever by Lead Plaintiff of any lack of merit to the claims alleged in the Action, and without any admission or concession whatsoever by Defendants of any liability or wrongdoing or lack of merit in their defenses, and in consideration of the covenants, agreements, and releases set forth herein and for other good and valuable consideration, it is hereby agreed by and among the Lead Plaintiff (individually and on behalf of the Class) and Defendants that, subject to the approval of the Court pursuant to Rule 23 of the Federal Rules of Civil Procedure, the Action be forever resolved, settled, and compromised, and dismissed with prejudice on the following terms and conditions:

I.     TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

A.     Introduction

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Lead Plaintiff, the Class, and each of them, and Defendants, and each of them, by and through their respective undersigned counsel or attorneys of record that, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the Parties from the Settlement set forth herein, the Action and the Released Claims (defined below) shall be finally and fully compromised, settled and released, and the Action shall be dismissed with prejudice, as to all Parties, upon and subject to the terms and conditions of this Stipulation.

B.     Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.0     “Action” means In re Ocean Power Technologies, Inc. Securities Litigation, No. 14 Civ. 3799 (FLW)(LHG), and includes all actions consolidated therein.

1.1     “Authorized Claimant” means any member of the Class who is a Claimant (as defined in ¶ 1.4) and whose claim for recovery has been allowed pursuant to the terms of this Stipulation.

1.2     “Bar Date” means the date of the Settlement Hearing.

1.3     “Business Day” means any day except a Saturday or Sunday or other day on which national banks are authorized by law or executive order to close in the State of New Jersey.

1.4     “Claimant” means any Class Member (as defined in ¶ 1.7) who files a Proof of Claim (defined below) in such form and manner, and within such time, as the Court shall prescribe.

1.5     “Claims Administrator” means the firm of Epiq Class Action & Claims Solutions, Inc. which shall administer the Settlement.

1.6     “Class” means all persons or entities who purchased or otherwise acquired (i) OPT securities between January 14, 2014 and July 29, 2014; and/or (ii) purchased or otherwise acquired OPT securities pursuant to and/or traceable to OPT’s April 4, 2014 common stock offering. Excluded from the Class are Defendants, all directors and officers of OPT during the Class Period, and any family member, trust, company, entity or affiliate controlled or owned by any of the excluded persons and entities referenced above. Also excluded from the Class are those Persons (defined below) who timely and validly request exclusion from the Class pursuant to the Notice (defined below) to be sent to Class Members.

1.7     “Class Member” or “Class Members” means any person or entity that falls within the definition of the Class as set forth in ¶ 1.6.

1.8     “Class Period” means the period from January 14, 2014 to July 29, 2014, both dates inclusive.

1.9      “Court” means the United States District Court for the District of New Jersey.

1.10     “Defendants” means OPT, Dunleavy, and Roth Capital.

1.11     “Defendants’ Counsel” means the law firms of Bressler, Amery & Ross P.C., Cooley LLP, Dechert LLP, Sills Cummis & Gross, P.C. and Stroock & Stroock & Lavan LLP.

1.12     “Derivative Action” shall mean the consolidated derivative action entitled Labare v. Dunleavy, et al. (D.N.J. Case No. 3:15-cv-01980-FLW-LHG).

1.13     “Effective Date” means the first date by which all of the events and conditions specified in ¶ 8.0 of the Stipulation have been met and have occurred.

1.14     “Escrow Account” means, collectively, the Notice Administration Fund and the Settlement Fund.

1.15     “Escrow Agent” means Epiq Class Action & Claims Solutions, Inc.

1.16     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.17     “Final” means (1) the Court has entered a Judgment approving the Settlement in all material respects, including but not limited to, inter alia, (a) certifying a Class for settlement purposes only, (b) approving the scope of the Releases, and (c) ordering the Clerk of the Court to enter final judgment in the form set forth in Exhibit B pursuant to Federal Rule 54(b), finding that there is no just reason for delay of enforcement or appeal of the order, and (2) the Judgment has been affirmed in all respects on any appeal or review and is no longer subject to further appeal or review. Notwithstanding any provision to the contrary in this Settlement, “Final” shall not include (and the Settlement is expressly not conditioned upon) the Court's approval of attorneys’ fees and the reimbursement of expenses sought by Lead Counsel, or the approval of payment of a compensatory award for the time and expenses expended by Lead Plaintiff, or any appeals solely related thereto; nor resolution of the claims asserted in the Derivative Action.

1.18     “Insurer” means AIG and is inclusive of its respective reinsurers.

1.19     “Judgment” means the proposed final order and judgment to be entered by the Court approving the Settlement, substantially in the form attached hereto as Exhibit B or in such other form as may be approved in writing by all of the Parties acting by and through their respective counsel of record in the Action.

1.20     “Lead Plaintiff” means Lead Plaintiff FiveMore Special Situations Fund Ltd.

1.21     “Lead Counsel” means Levi & Korsinsky LLP.

1.22     “Net Settlement Fund” means the balance of the Settlement Fund after payment of the items set forth in ¶ 6.0.

1.23     “Notice” means the Notice Of Pendency And Proposed Settlement Of Class Action, which is to be sent to Class Members substantially in the form attached hereto as Exhibit A-1.

1.24     “Notice Administration Fund” means an interest bearing escrow account established to receive funds pursuant to ¶ 2.11.

1.25     “OPT” means Defendant Ocean Power Technologies, Inc.

1.26     “OPT Settlement Stock” means the shares of OPT common stock, par value $0.001 per share, that will be issued and delivered pursuant to section 3(a)(10) of the Securities Act and in accordance with ¶ 2.5 hereof and that have been approved for listing on The NASDAQ Stock Market.

1.27     “Order of Preliminary Approval” means the order certifying the Class for settlement purposes only, preliminarily approving the Settlement, and authorizing notice thereof and related matters set forth as Exhibit A hereto.

1.28      “Parties” means Lead Plaintiff and Defendants.

1.29     “Person” means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assigns.

1.30     “Plan of Allocation” means a plan or formula for allocating the Net Settlement Fund to Authorized Claimants after payment of expenses of notice and administration of the Settlement, Taxes and Tax Expenses (each defined below) and such attorneys’ fees, expenses and interest and amounts to the Lead Plaintiff as may be awarded by the Court. Any Plan of Allocation is not part of this Stipulation and Defendants shall have no responsibility or liability with respect thereto.

1.31     “Proof of Claim” means the Proof of Claim and Release to be submitted by Claimants, substantially in the form attached as Exhibit A-2.

1.32     “Publication Notice” means the summary notice thereon to be published on a national business newswire, substantially in the form attached as Exhibit A-3.

1.33     “Released Claims” means all claims, rights, actions, suits or causes of action of every nature and description, whether known or unknown (including Unknown Claims, as defined below), whether the claims arise under federal, state, statutory, regulatory, common, foreign or other law, whether foreseen or unforeseen, and whether asserted individually, directly, representatively, derivatively, or in any other capacity, that the Releasing Plaintiff Parties (defined below): (1) asserted in the Complaint or the Action as against the Released Defendant Parties (defined below); (2) have asserted, could have asserted, or could assert in the future, in any forum against the Released Defendant Parties that are based upon, arise out of, or relate in any way to the facts, matters, transactions, allegations, claims, losses, damages, disclosures, filings, or statements relating to or arising out of any of the events or matters referred to in the Complaint or at issue in the Action; or (3) have asserted, could have asserted, or could assert in the future relating to the prosecution, defense, or settlement of the action against the Released Defendant Parties. Released Claim(s) does not include: (1) claims to enforce the Settlement or (2) the rights of OPT in the Derivative Action.

1.34     “Released Defendant Parties” means any and all of the Defendants and/or their current or former officers, directors, employees, partners, subsidiaries, affiliates, attorneys, auditors, related companies, parents, insurers, heirs, executors, representatives, predecessors, successors, assigns, trustees, or other individual or entity in which any Defendant has a controlling interest.

1.35     “Released Defendants’ Claim(s)” means any and all claims and causes of action of every nature and description, including known and unknown claims (including Unknown Claims as defined below), whether arising under federal, state, statutory, regulatory, common, or foreign or other law, that the Defendants asserted or could have asserted against the Released Plaintiff Parties, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action (other than claims to enforce the Settlement).

1.36     “Released Parties” means Released Defendant Parties and Released Plaintiff Parties.

1.37     “Released Plaintiff Parties” means any and all of the Lead Plaintiff, Class Members, Lead Counsel, and their respective partners, employees, attorneys, heirs, executors, administrators, trustees, successors, predecessors, and assigns.

1.38     “Releasing Plaintiff Parties” means (i) Lead Plaintiff; (ii) all Class Members; (iii) the Lead Plaintiff’s and each Class Member’s present or past heirs, executors, administrators, successors, assigns, and predecessors; and (iv) any person or entity who claims by, through, or on behalf of the Lead Plaintiff or any Class Member.

1.39     “Securities Act” means the Securities Act of 1933, as amended.

1.40      “Settlement” means the settlement contemplated by this Stipulation.

1.41     “Settlement Fund” means the total settlement consideration of $3,000,000 in cash, plus any interest earned thereon and the OPT Settlement Stock. The Settlement Fund will be paid pursuant to ¶¶ 2.0-2.3 below.

1.42     “Taxes” means taxes arising with respect to the income earned by the cash portion of the Settlement Fund, including any Taxes or tax detriments that may be imposed upon the Defendants or their respective counsel with respect to any income earned by the cash portion of the Settlement Fund for any period during which the cash portion of the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes.

1.43     “Tax Expenses” means expenses and costs incurred in connection with the operation and implementation of ¶ 2.13 of the Stipulation (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing, or failing to file the returns described in ¶ 2.13).

1.44     “Unknown Claims” shall collectively mean (i) any and all Released Claims that any of the Releasing Plaintiff Parties does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Defendant Parties which, if known by him, her or it might have affected his, her or its settlement with and release of the Released Defendant Parties, or might have affected his, her, or its decision(s) with respect to the Settlement (including the decision not to object or exclude himself, herself, or itself from the Settlement); and (ii) any Released Defendants’ Claims that any Defendant does not know to exist in his, her, or its favor at the time of the release of the Released Plaintiff Parties, which, if known by him, her or it might have affected his, her, or its settlement with and release of the Released Plaintiff Parties, or might have affected his, her, or its decision(s) with respect to the Settlement. Moreover, with respect to any and all Released Claims and any and all Released Defendants’ Claims, upon the Effective Date, the Releasing Plaintiff Parties and Defendants, respectively, shall be deemed to have, and by operation of the Final Judgment shall have waived any and all provisions, rights and benefits of California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Releasing Plaintiff Parties, or any of them, may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each of the Releasing Plaintiff Parties hereby expressly waives and fully, finally, and forever settles and releases, upon the Effective Date, any known or unknown, suspected or unsuspected, contingent or noncontingent Released Claim. Likewise, the Defendants, or any one of them, may hereafter discover facts other than or different than those which he, she, or it knows or believes to be true, but each of the Defendants hereby expressly waives and fully, finally, and forever settles and releases, upon the Effective Date, any known or unknown, suspected or unsuspected, contingent or non-contingent Released Defendants’ Claim. The Parties acknowledge that the inclusion of “Unknown Claims” in the definition of Released Claims and Released Defendants’ Claims was separately bargained for and was a key element of the Settlement.

C.     The Settlement

(i)      Cash Contribution

2.0     Within twenty (20) Business Days after (i) entry of an Order of Preliminary Approval of the Settlement, and (ii) transmission to Defendants’ Counsel and the Insurer of payee information for the Escrow Account (including the name, tax identification number, and Form W-9), the Insurer shall cause to be wired or paid by check or draft, at the sole election of the Insurer, to the Escrow Agent the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000).

2.1     Within twenty (20) Business Days after (i) entry of an Order of Preliminary Approval of the Settlement, and (ii) transmission to Defendants’ Counsel of payee information for the Escrow Account (including name, tax identification number, and Form W-9), OPT shall cause to be wired or paid by check or draft to the Escrow Agent the principal amount of Five Hundred Thousand Dollars ($500,000).

(ii) OPT Settlement Stock

2.2     The OPT Settlement Stock will consist of three hundred eighty thousand (380,000) freely tradeable shares of OPT common stock, par value $0.001 per share, which will be issued pursuant to Section 3(a)(10) of the Securities Act and will not constitute “restricted securities.” OPT will not provide any price protection for the OPT Settlement Stock and the number of shares will not be adjusted regardless of whether the value of each share later increases or decreases before distribution. However, the number of shares constituting the OPT Settlement Stock will be adjusted to account for stock splits, reverse stock splits and other similar action taken by OPT before distribution to Class Members. If OPT is sold, is acquired, or mergers prior to distribution of the OPT Settlement Stock to Lead Counsel, the shares will be treated for purposes of any corporate transaction as if they had been issued, distributed, and outstanding, and will receive the same proportionate treatment as other shares of OPT common stock.

2.3     OPT will issue and distribute the OPT Settlement Stock to Lead Counsel or, at Lead Counsel’s instruction, the Escrow Agent, as fiduciary for and for the benefit of the Class, within ten (10) Business Days after the Court enters a Judgment substantially in the form of Exhibit B. On or after the Effective Date, but under no circumstances before the Effective Date, the OPT Settlement Stock shall be released for the benefit of the Class Members. Until distribution to Class Members, Lead Counsel agrees to vote the shares of OPT Settlement Stock in the same proportion as those voted by the shares that are not OPT Settlement Stock and that are eligible to vote on any matter presented to shareholders for such a vote and, if requested by OPT, to enter into a voting trust agreement so providing. After OPT distributes the OPT Settlement Stock to Lead Counsel, Released Defendant Parties have no responsibility for, and no liability whatsoever with respect to, any action taken by Lead Counsel with respect to the OPT Settlement Stock. Lead Counsel is authorized to sell any or all shares of the OPT Settlement Stock after OPT distributes the OPT Settlement Stock to Lead Counsel; provided, however, that such sales can not occur before the Effective Date. Upon receipt of the OPT Settlement Stock, Lead Counsel will have the right to take any measures they deem appropriate to protect the overall value of the OPT Settlement Stock prior to distribution to Class Members including, but not limited to, sales of all or part of the OPT Settlement Stock into the market or in a private sale transaction. Lead Counsel shall also have the right to use the cash component of the Settlement Fund to protect the overall value of the Settlement Fund.

2.4     All costs associated with the delivery or distribution of the OPT Settlement Stock shall be borne by OPT. The Parties further understand, agree, and accept that OPT alone will be responsible for issuance and delivery of the OPT Settlement Stock as provided for in ¶¶ 1.26 and 2.2-2.6 of the Stipulation.

2.5     The OPT Settlement Stock shall be exempt from the registration requirements of the Securities Act under Section 3(a)(10) of the Securities Act. The OPT Settlement Stock shall not constitute “restricted securities” under the Securities Act and may be sold or transferred by recipients thereof who are not affiliates of OPT (as the term is defined in Rule 144 of the Securities Act) or recipients deemed to be underwriters under the Securities Act without registration under Section 5 of the Securities Act or compliance with Rule 144.

2.6     The OPT Settlement Stock shall be approved for listing on The NASDAQ Stock Market (or on such other national securities exchange on which the shares of common stock of OPT shall then be authorized for listing), such that the OPT Settlement Stock shall be “covered securities” within the meaning of Section 18(b) of the Securities Act.

(iii)     The Escrow Agent

2.7     Upon receipt, the Escrow Agent shall invest the cash portion of the Settlement Fund deposited pursuant to ¶¶ 2.0-2.1 above in instruments backed by the full faith and credit of the United States Government or insured by the United States Government or an agency thereof and shall reinvest the proceeds of those instruments as they mature in similar instruments at their then current market rates.

2.8     The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the written agreement of counsel for Lead Plaintiff and Defendants.

2.9     Subject to further order and/or direction as may be made by the Court, the Escrow Agent is authorized to execute such transactions as are consistent with the terms of the Stipulation.

2.10     All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court and shall remain subject to the jurisdiction of the Court.

2.11     The Escrow Agent shall establish the Notice Administration Fund and deposit One Hundred Fifty Thousand Dollars ($150,000) from the cash portion of the Settlement Fund into it. The Notice Administration Fund shall be used to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Class, identifying and locating Class Members, assisting with the filing of claims, administering and distributing the Net Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any. The Notice Administration Fund shall also be invested and earn interest as provided for in ¶ 2.7 of this Stipulation. Any portion of the Notice Administration Fund remaining after payment of the aforesaid costs and expenses shall revert to the Settlement Fund and become part of the Net Settlement Fund.

(iv)     Taxes, Tax Expenses and Related Matters

2.12     The Parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a “qualified settlement fund” within the meaning of Treas. Reg. §§ 1.46B-1 through 1.468B-5. In addition, the Escrow Agent shall timely make such elections as are necessary or advisable to carry out the provisions of this ¶ 2.12, including the “relation-back election” (as defined in Treas. Reg. § 1.46B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filings to occur.

2.13         For the purpose of § 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the cash portion of the Settlement Fund (including without limitation the returns described in Treas. Reg. § 1.468B-2(k)(l)). Such returns (as well as the election described in ¶ 2.12) shall be consistent with this ¶ 2.13 and in all events shall reflect that all Taxes (including any estimated Taxes, interest or penalties) on the income earned by the cash portion of the Settlement Fund shall be paid out of the cash portion of the Settlement Fund as provided in ¶ 2.13(a) hereof.

a)      All (i) Taxes (including any estimated Taxes, interest or penalties), and (ii) Tax Expenses shall be paid out of the cash portion of the Settlement Fund; in all events the Defendants and their respective counsel shall not have any liability or responsibility for any Taxes or any Tax Expenses or the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing authority. The Escrow Agent shall indemnify and hold harmless the Defendants, and their respective counsel for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court. The Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such Taxes and Tax Expenses including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. § 1.468B-2(1)(2)); neither the Defendants nor their respective counsel are responsible to pay such Taxes and Tax Expenses, nor shall they have any liability or responsibility therefor. The Settling Parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this ¶ 2.13.

b)     For the purpose of this ¶ 2.13, references to the Settlement Fund shall include both the cash portion of the Settlement Fund, if any, and the Notice Administration Fund and shall also include any interest thereon.

(v) Termination of Settlement

2.14     In the event that the Effective Date does not occur or the Settlement is not approved or is terminated for any reason, the Settlement Fund shall be refunded as described in ¶ 8.2 below.

D.     Class Certification

3.0     The Parties hereby stipulate to certification of the Class, pursuant to Rule 23(b)(3) of the Federal Rules of Civil Procedure, solely for purposes of this Settlement. The certification of the Class shall be binding only with respect to the Settlement and only if the Judgment becomes Final.

E.      Preliminary Approval, Preliminary Approval Orders and Final Approval Hearing

4.0     Promptly after execution of this Stipulation by all parties hereto, Lead Counsel and Defendants’ Counsel shall jointly submit this Stipulation together with its Exhibits to the Court and shall request entry of an Order of Preliminary Approval (substantially in the form of Exhibit A) that will, inter alia, grant preliminary approval to the Settlement; certify the Class for settlement purposes only; and authorize notification of the Settlement Class substantially in the form of Exhibits A-1 and A-3 hereto, along with provision of a Proof of Claim form substantially in the form of Exhibit A-2. Lead Counsel shall be responsible for overseeing the notice provided to the Class.

4.1     Following provision of Notice to the Class Members, the Court shall hold the Settlement Hearing to consider whether to approve the Settlement as fair, reasonable and adequate and Final Judgment should be entered thereon dismissing the Action with prejudice. At or after the Settlement Hearing, Lead Counsel also will request that the Court approve the Plan of Allocation and Lead Counsel and their proposed application for an award of attorneys’ fees and expenses and Lead Plaintiff Compensatory Awards.

F.     Releases and Bar Orders

5.0     Upon the Effective Date, the Releasing Plaintiff Parties shall be deemed to have, and by operation of the Judgment entered in the Action shall have, fully, finally, and forever released, relinquished and discharged any and all Released Claims against each and every one of the Released Defendant Parties, and shall forever be barred and enjoined, without the necessity of any of the Released Defendant Parties posting a bond, from commencing, instituting, prosecuting, or maintaining any of the Released Claims. Upon the Effective Date, and without any further action, the Lead Plaintiff further agrees not to knowingly and voluntarily assist in any way any third party in commencing or prosecuting any suit against the Released Defendant Parties relating to any Released Claim, including any derivative suit not otherwise released, except as required by law.

5.1     Upon the Effective Date, Defendants, on behalf of themselves, and their heirs, executors, trustees, administrators, predecessors, successors, and assigns, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, shall fully, finally, and forever release, relinquish, and discharge any and all Released Defendants’ Claims against each and every one of the Released Plaintiff Parties, and shall forever be barred and enjoined, without the necessity of any of the Released Plaintiff Parties, posting a bond, from commencing, instituting, prosecuting, or maintaining any of the Released Defendants’ Claims against any of the Released Plaintiff Parties.

5.2     The Judgment in the Action will contain a Bar Order as required by section 21D(f)(7) of the Exchange Act, 15 U.S.C. § 78u-4(f)(7). In accordance with 15 U.S.C. § 78u-4(f)(7), claims for contribution arising out of any Released Claim, including but not limited to, any claims that arise out of the Action (i) by any Person against a Released Defendant, and (ii) by any Released Defendant against any Person other than as set out in 15 U.S.C. § 78u-4(f)(7)(A)(ii) will be permanently barred, extinguished, discharged, satisfied, and unenforceable.

5.3     Pending the Court’s determination of whether the Settlement should be approved, neither Lead Plaintiff, nor any of the Class Members shall commence, maintain or prosecute against the Defendants, any action or proceeding in any court or tribunal asserting any of the Released Claims.

G.	Administration and Calculation of Claims, Final Awards, And Supervision and Distribution of the Settlement Fund

6.0     The Claims Administrator, subject to such supervision and direction of the Court and/or Lead Counsel as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of the Net Settlement Fund to Authorized Claimants. The Class Settlement Fund shall be applied as follows:

(i)     to pay all the costs and expenses reasonably and actually incurred in connection with providing notice, identifying and locating Class Members, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any, to the extent these costs and expenses are not paid by the Class Notice and Administration Fund;

(ii)     to pay the Taxes and Tax Expenses described in ¶¶ 2.12 and 2.13 above.

(iii)     to pay Lead Counsel’s attorneys’ fees and expenses with interest thereon (the “Fee and Expense Award”), to the extent allowed by the Court;

(iv)     to pay Compensatory Awards to the Lead Plaintiff as provided in ¶ 7.6, to the extent allowed by the Court; and

(v)     to pay the Claims Administrator’s fees and expenses reasonably incurred in the claims administration of the Settlement; and

(vi)     upon court approval, to distribute the Net Settlement Fund to the Authorized Claimants as allowed by this Stipulation, the Plan of Allocation, or the Court.

6.1     Upon the Effective Date and thereafter, and in accordance with the terms of the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants subject to and in accordance with the following:

(i)     Within one hundred and twenty (120) days after the dissemination of the Notices or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim and Release, substantially in the form of Exhibit A-2, attached hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

(ii)     Except as otherwise ordered by the Court, all Class Members who fail to timely submit a Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or otherwise allowed, and all Class Members whose claims are not approved by the Court (in the event the same are rejected in whole or in part by the Claims Administrator and the Court resolves the dispute involved) shall be forever barred from receiving any payment pursuant to this Stipulation and the Settlement set forth herein, but will in all other respects be subject to and bound by the provisions of this Stipulation, the releases contained herein, and the Judgment and be enjoined and barred from bringing any action against any of the Released Defendant Parties asserting any of the Released Claims.

6.2     The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a Plan of Allocation to be described in the Class Notice and approved by the Court. However, if there is any balance remaining in the Net Settlement Fund after six (6) months from the date of distribution of such Net Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise), to the extent Lead Counsel determines it is economically feasible such balance shall be reallocated among and distributed to Authorized Claimants in an equitable and economic fashion. Thereafter, any remaining balance should be donated to an appropriate 501(c)(3) non-profit organization(s) to be selected by Lead Counsel, subject to Court approval.

6.3     The Plan of Allocation shall be proposed by Lead Counsel, and the Defendants shall take no position with respect to the proposed Plan of Allocation or such plan as may be approved by the Court except as provided in this paragraph.

6.4     No Person shall have any claim against Lead Plaintiff, Lead Counsel, any claims administrator, Defendants, any agent designated by Defendants, Defendants’ Counsel, or Insurer or their respective counsel, based on the investment or distributions made substantially in accordance with this Stipulation and the Settlement contained herein, the Plan of Allocation, or further orders of the Court.

6.5     It is understood and agreed by the Parties that the proposed Plan of Allocation including, but not limited to, any adjustments to an Authorized Claimant’s claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court’s Judgment approving the Stipulation and the Settlement set forth therein, or any other orders entered pursuant to the Stipulation.

H.	Lead Counsel’s Attorneys’ Fees and Reimbursement of Expenses of Lead Plaintiff

7.0     Lead Counsel may submit an application or applications (the “Fee and Expense Application”) for payments to Lead Counsel from the Settlement Fund for: (a) an award of attorneys’ fees; plus (b) reimbursement of actual costs and expenses, including experts or consultants, incurred in connection with prosecuting the Action as may be awarded by the Court; plus (c) any interest on such attorneys’ fees and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid) as may be awarded by the Court; plus (d) reimbursement of the time and expenses of Lead Plaintiff in prosecuting the Action; and (e) reimbursement of Lead Counsel’s fees and expenses in administering the Settlement. Lead Counsel reserves the right to make additional applications for fees and expenses incurred, if necessary. Defendants will take no position with respect to the Fee and Expense Application and such matters are not the subject of any agreement between the Parties other than the terms set forth in the Stipulation.

7.1     The Fee and Expense Award shall be transferred to Lead Counsel from the Settlement Fund as ordered, immediately after the Court executes a written order awarding such fees and expenses, notwithstanding the existence of any timely filed objections thereto, or potential appeal therefrom, subject to the obligation of each counsel to make appropriate repayments to the Settlement Fund as particularly set forth below in ¶ 7.2. Lead Counsel shall allocate the attorneys’ fees amongst counsel in the Action in a manner in which Lead Counsel in good faith believe reflects the respective contributions of such counsel to the prosecution and settlement of the Action.

7.2      In the event that the Effective Date does not occur, or the order making the Fee and Expense Award is reversed or modified, or the Stipulation is terminated for any reason, and in the event that the Fee and Expense Award has been paid to any extent, then any of the Lead Plaintiff’s counsel who has received a payment shall, within five (5) business days from Lead Counsel receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction, refund to the Settlement Fund the fees and expenses previously paid to them from the Settlement Fund, plus interest thereon at the same rate as earned by the Settlement Fund, in an amount consistent with such reversal or modification. The return obligation set forth in this paragraph is the obligation of all Lead Plaintiff’s counsel who receive a payment in the Action. Each such Lead Plaintiff’s counsel’s law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this subparagraph. Without limitation, each such law firm and its partners and/or shareholders agree that the Court may, upon application of Defendants on notice to Lead Counsel, summarily issue orders, including, but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against them or any of them should such law firm fail to timely repay fees, expenses and interest pursuant to this ¶ 7.2 of this Stipulation.

7.3     The procedure for and allowance or disallowance by the Court of any application by Lead Counsel for attorneys’ fees and expenses, including the fees and expenses of experts and consultants, to be paid out of the Settlement Fund, are not part of the Settlement set forth in this Stipulation and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Stipulation, and any order or proceedings relating to the Fee and Expense Application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to modify, terminate or cancel this Stipulation, or affect or delay the finality of the Judgment approving this Stipulation and the Settlement of the Action.

7.4     Released Defendant Parties shall have no responsibility for, and no liability whatsoever with respect to, any payment to Lead Counsel or any other Plaintiffs’ counsel and/or any other Person who receives payment from the Settlement Fund.

7.5     Released Defendant Parties shall have no responsibility for, and no liability whatsoever with respect to, the allocation among Lead Counsel and/or any other Person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Action.

7.6     Lead Counsel may submit an application to the Court to authorize the payment of a compensatory award from the Settlement Fund for the time and expenses expended by Lead Plaintiff in assisting Lead Counsel in the litigation of this Action (“Compensatory Award”). Subject to the payment terms in ¶ 2.0, payment for any Compensatory Award payable in cash or OPT common stock shall be payable to Lead Plaintiff five (5) days after the Effective Date.

I.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

8.0     Unless otherwise agreed by Lead Counsel and Defendants’ Counsel in writing, this Stipulation and Effective Date shall be conditioned upon the occurrence of all of the following events:

(a)     Defendants shall have caused the contributions to be made to the Settlement Fund, as required by ¶¶ 2.0, 2.1, 2.3 above;

(b)     the Court has entered the Order of Preliminary Approval, as required by ¶ 4.0 above;

(c)     OPT has not exercised its option to terminate the Stipulation pursuant to ¶ 8.1 hereof;

(d)     the Court has entered the Judgment, or a judgment substantially in the form of Exhibit B attached hereto, respectively;

(e)     the OPT Settlement Stock are issued pursuant to Section 3(a)(10) of the Securities Act and are not restricted securities;

(f)     the OPT Settlement Stock shall have been approved for listing on The NASDAQ Stock Market (or on such other national securities exchange on which the shares of common stock of OPT shall then be authorized for listing), such that the OPT Settlement Stock shall be “covered securities” within the meaning of Section 18(b) of the Securities Act; and

(g)     the Judgment has become Final, as defined in ¶ 1.17 hereof.

8.1     OPT shall have the option to terminate the Settlement in the event that Class Members who purchased or otherwise acquired more than a certain number of OPT shares during the Class Period choose to exclude themselves from the Settlement Class, as set forth in the Supplemental Agreement. The Supplemental Agreement will not be filed with the Court unless and until a dispute arises between the Lead Plaintiff and Defendants concerning its interpretation or application.

8.2     In the event the Settlement is not approved or the Stipulation shall terminate or shall not become effective for any reason, within ten (10) business days after written notification of such event is sent by Defendants’ Counsel or Lead Counsel to the Escrow Agent, the cash component of the Settlement Fund (including accrued interest), plus any amount then remaining in the Notice Administration Fund (including accrued interest), less expenses and any costs which have either been disbursed pursuant to ¶¶ 2.11 to 2.13 hereof, or are chargeable to the Notice Administration Fund, shall be refunded by the Escrow Agent to the Insurer and OPT in proportion to their contribution to the Settlement Fund and the OPT Settlement Stock, together with any proceeds from the sale or other disposition of OPT Settlement Stock pursuant to ¶ 2.3 shall be returned to OPT. At the request of counsel for Defendants, the Escrow Agent or its designee shall apply for any tax refund owed to the Settlement Fund and pay the proceeds, after deduction of any reasonable fees or expenses incurred in connection with such application(s) for refund to OPT, the Insurer and any other contributors in proportion to their contribution to the Settlement Fund.

8.3     Upon the occurrence of the Effective Date, any and all interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished, except as set forth in this Stipulation. The Settlement Fund shall be distributed in accordance with ¶ 6.0 hereof.

8.4     In the event the Stipulation or Settlement is not approved by the Court or the Settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Parties shall be restored to their respective positions in the Action immediately as the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any Party of any act, matter or proposition and shall not be used in any manner or for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶ 1.1-1.44, 2.7-2.14, 8.0-8.5, 10.2 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any Judgments or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

8.5     If the Effective Date does not occur, or if the Stipulation is terminated for any reason, neither Lead Plaintiff nor Lead Counsel shall have any obligation to repay any amounts actually and properly disbursed from the Notice Administration Fund. In addition, any expenses already incurred and properly chargeable to the Notice Administration Fund pursuant to this Stipulation at the time of such termination or cancellation, but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with ¶ 2.14.

J.     No Admission of Wrongdoing or Lack of Merit

9.0     Lead Plaintiff believes the claims asserted in the Action have merit. Additionally, Lead Counsel has researched the applicable law and believes that any defenses Defendants raise can be refuted. Nonetheless, Lead Plaintiff and Lead Counsel recognize the expense and length of continued prosecution of the Action against Defendants through completion of discovery, trial, and any subsequent appeals, particularly given uncertainty regarding how Defendants could ultimately pay with respect to any Judgment and because of the uncertainty of how the Court would resolve the motion to dismiss. Lead Plaintiff and Lead Counsel believe the Settlement set forth in this Stipulation confers substantial benefits upon the Class, and is fair, reasonable, adequate, and in the best interests of the Class and represents a reasonable compromise of the claims

9.1     Defendants believe that the claims and contentions alleged in the Third Amended Complaint lack legal and factual merit. Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Lead Plaintiff in the Action. Defendants have denied and continue to deny, inter alia, that Defendants have engaged in any wrongdoing, including, without limitations, that their public statements were misleading; that they failed to disclose any material information to investors; that they acted in any deceitful manner; and that any investment losses sustained by Lead Plaintiff and the Class were caused by Defendants’ alleged misconduct. Nonetheless, taking into account the uncertainty and risks inherent in any litigation, especially in complex cases such as this one, Defendants have concluded that further litigation of the Action would be protracted, burdensome, and expensive, and that it is desirable and beneficial that the claims asserted in the Action be fully and finally settled and terminated in the manner and upon the terms and conditions set forth in this Stipulation.

9.2     Neither this Stipulation nor any document referred to herein nor any action taken to carry out this Stipulation is, may be construed as, or may be used as an admission by or against the Defendants, or any of them, of any fault, wrongdoing or liability whatsoever. Entering into or carrying out this Stipulation (or the Exhibits hereto) and any negotiations or proceedings related thereto shall not in any event be construed as, or be deemed to be evidence of, an admission or concession with regard to Lead Plaintiff’s claims or contrary to the Defendants’ denials or defenses, and shall not be offered by any of the Parties or Class Members or received in evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation (and the Exhibits hereto) or the provisions of any related agreement or release, or in any subsequent action against or by the Defendants to support a defense of res judicata, collateral estoppel, release or other theory of claim or issue preclusion or similar defense.

K.     Miscellaneous Provisions

10.0     The Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

10.1     Each Defendant warrants as to himself or itself that, at the time any of the payments provided for herein are made by or on behalf of himself or itself, the payment will not render him or it insolvent. This representation is made by each Defendant as to himself or itself and is not made by any Defendants’ Counsel.

10.2     The Parties intend this Settlement to be a final and complete resolution of all disputes among them with respect to the Action. The Settlement compromises claims that are contested and shall not be deemed as an admission by any Party as to the merits of any claim or defense. While the Defendants deny that the claims advanced in the Action were meritorious, the Parties agree and the Judgment in the Action will state that the Action was filed, prosecuted and defended in good faith and in accordance with the applicable law and Federal Rules of Civil Procedure, including Rule 11 of the Federal Rules of Civil Procedure, and are being settled voluntarily after consultation with competent legal counsel. OPT may issue a press release announcing the Settlement and may make such public disclosures or filings as it may in good faith determine to be necessary or desirable to comply with its disclosure obligations under federal securities laws and the rules of any stock exchange on which its securities are then listed for trading, but may not contradict the above language.

10.3     Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claims or of any wrongdoing or liability of the Defendants; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. The Defendants may file the Stipulation and/or the Judgment in related litigation as evidence of the Settlement, or in any action that may brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

10.4     Except as otherwise provided herein, all agreements made and orders entered during the course of the litigation in this Action relating to the confidentiality of information shall survive this Stipulation.

10.5     The Settlement contemplated herein is not subject to or contingent upon confirmatory discovery or other discovery.

10.6     The headings used herein are used for the purpose of convenience only and are not meant to have legal effect.

10.7     The waiver by one party of any breach of this Stipulation by any other party shall not be deemed as a waiver of any other prior or subsequent breaches of this Stipulation.

10.8     All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

10.9     This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

10.10     This Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning this Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided, each Party shall bear its own costs.

10.11     Each counsel or other Person executing this Stipulation, any of its Exhibits, or any related settlement documents on behalf of any party hereto hereby warrants and represents that such Person has the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

10.12     This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the Parties to this Stipulation all exchange original signed counterparts.

10.13     This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto and the Released Parties.

10.14     The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in this Stipulation.

10.15     This Stipulation and the Exhibits thereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New Jersey and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New Jersey without giving effect to that State’s choice of law principles.

10.16     This Stipulation is deemed to have been prepared by counsel for all parties, as a result of arm’s length negotiations among the parties. Whereas all parties have contributed substantially and materially to the preparation of this Stipulation, it shall not be construed more strictly against one party than another.

10.17     Whenever this Stipulation requires or contemplates that a Party shall or may give notice to the other, notice shall be provided by electronic mail, or next-day (excluding Saturday and Sunday) express delivery service as follows and shall be deemed effective upon such transmission or delivery to the address set forth below:

If to Lead Plaintiff, then to:	Nicholas I. Porritt LEVI & KORSINKSY LLP 1101 30th Street, N.W., Suite 115 Washington, D.C. 20007 nporritt@zlk.com

If to Defendants, then to:

Michael L. Kichline

Stuart T. Steinberg

Dechert LLP

Cira Centre

2929 Arch Street,

Philadelphia, PA 19104

Michael.Kichline@dechert.com

Stuart.Steinberg@dechert.com

Jeffrey J. Greenbaum

SILLS CUMMIS & GROSS P.C.

One Riverfront Plaza

Newark, NJ 07102

jgreenbaum@sillscummis.com

Ian Shapiro

Stephanie B. Turner

COOLEY LLP

1114 Avenue of the Americas,

New York, New York 10036

ishapiro@cooley.com

sturner@cooley.com

Tracey Salmon-Smith, Esq.

BRESSLER, AMERY & ROSS, P.C.

325 Columbia Turnpike

Florham Park, NY 07932

tsmith@bressler.com

John R. Loftus STROOCK & STROOCK & LAVAN LLP 2029 Century Park East Los Angeles, CA 90067 jloftus@stroock.com

10.18     All time periods set forth herein shall be computed in calendar days unless otherwise expressly provided. In computing any period of time prescribed or allowed by this Stipulation or by order of the Court, the day of the act, event, or default from which the designated period of time begins to run shall not be included.

10.19     The Parties reserve the right, subject to the Court’s approval, to make any reasonable extensions of time that might be necessary to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, dated May 5, 2016.

Dated: May 5, 2016

/s/ Eduard Korsinsky

Eduard Korsinsky

LEVI & KORSINKSY LLP

235 Main Street

Hackensack, New Jersey 07601

(973) 265-1600

ek@zlk.com

Nicholas I. Porritt

1101 30th Street N.W.,

Suite 115

Washington, DC 20007

(202) 524-4290

nporritt@zlk.com

Attorneys for Lead Plaintiff

/s/ Michelle Hart Yeary
Michelle Hart Yeary DECHERT LLP Suite 500 902 Carnegie Center Princeton, New Jersey 08540-6531 Michelle.Yeary@dechert.com

Michael L. Kichline

Stuart T. Steinberg

Cira Centre

2929 Arch Street,

Philadelphia, PA 19104

(215) 994-4000

Michael.Kichline@dechert.com

Stuart.Steinberg@dechert.com

Attorneys for Defendant Ocean Power Technologies, Inc.

/s/ Jeffrey J. Greenbaum

Jeffrey J. Greenbaum

SILLS CUMMIS & GROSS P.C.

One Riverfront Plaza

Newark, NJ 07102

(973) 643-5430

jgreenbaum@sillscummis.com

Ian Shapiro

Stephanie B. Turner

COOLEY LLP

1114 Avenue of the Americas,

New York, New York 10036

(212) 479-6000

ishapiro@cooley.com

sturner@cooley.com

Attorneys for Defendant Charles Dunleavy

/s/ Tracey Salmon-Smith

Tracey Salmon-Smith, Esq.

BRESSLER, AMERY & ROSS, P.C.

325 Columbia Turnpike

Florham Park, NY 07932

(973) 514-1200

tsmith@bressler.com

John R. Loftus

STROOCK & STROOCK & LAVAN LLP

2029 Century Park East

Los Angeles, CA 90067

(310) 556-5954

jloftus@stroock.com

Attorney for Defendant Roth Capital Partners LLC

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